EXHIBIT 99.1

 Circle Star Energy Provides Operational Update on Drilling Activities in Kansas

FORT WORTH, TX – (December 6, 2012) – Circle Star Energy Corp. (OTCBB: CRCL) announces that drilling has commenced in Trego County, Kansas ahead of schedule.  CRCL owns a 25% working interest and a 20% net revenue interest until payout at which time CRCL will convert to a 43.75% working interest and a 35% net revenue interest after payout.

The initial well in Trego County is planned to drill to 4,200 feet and test the Arbuckle, Kansas-Lansing and other formations that are productive in the area. According to the Kansas Geological Survey, oil and/or natural gas is produced in 93 of 105 Kansas counties with the Arbuckle Formation accounting for 36% of total oil production in Kansas. Located in Northwest Kansas, Trego County has been the site of several major oil discoveries, including its first oil pool discovery in May 1929, and cumulatively produced 66,787,369 bbls to date.

About Circle Star Energy Corp.

Circle Star Energy Corp. is a performance-driven exploration & production company that is developing exposure to high-impact, large scale oil & gas plays via operated and non-operated positions; while establishing and building a base of low-risk, solid return and operated working interests.

CRCL is continuing its efforts in expanding its exposure in Northwest Kansas, which is also being pursued by other energy industry participants such as Chesapeake Energy Corp. (NYSE: CHK), Encana Corp. (NYSE: ECA), SandRidge Energy Inc. (NYSE: SD) and Apache Corp. (NYSE: APA).

For more information on CRCL’s unconventional resources initiative, please visit http://www.circlestarenergy.com/investors/stock-information.

For further information, news and updates, visit Circle Star Energy:

●	Follow us on Twitter: @crcl_energy

●	Like us on Facebook: www.facebook.com/CircleStarEnergy

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the timing for conversion of CRCL’s interest in Trego County, the depth of drilling, our use of proceeds, expectations related to our vision and strategy and our plans for growth and increase of shareholder value. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with drilling new wells and the inherent uncertainties associated new business opportunities and development stage companies and the possibility that certain acquisitions will not close or that the payout will not occur. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause the use of proceeds to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information please contact:.

Circle Star Energy Corp.
G. Jonathan Pina
7065 Confederate Park Road, Suite 102
Fort Worth, Texas 76108
Phone: +1 (817) 744-8502
Email: info@circlestarenergy.com
Web: www.circlestarenergy.com